                               AMENDMENT NO. 2 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 1st day of August, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999 and March 6, 2001.

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to change the name of three Series as set forth below:

               Former Name                                  New Name
               -----------                                  --------
      Intermediate-Term Tax-Free Fund                Tax-Free Bond Fund
      Arizona Intermediate-Term Municipal Fund       Arizona Municipal Bond Fund
      Florida Intermediate-Term Municipal Fund       Florida Municipal Bond Fund

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of August 1, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
1st day of August, 2001.

Trustees of the American Century Municipal Trust

/*/Albert Eisenstat                                          /*/Kenneth E. Scott
Albert Eisenstat                                             Kenneth E. Scott

/*/Ronald J. Gilson                                          /*/James E. Stowers III
Ronald J. Gilson                                             James E. Stowers III

/*/William M. Lyons                                          /*/Jeanne D. Wohlers
William M. Lyons                                             Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                                      Class            Date of Establishment

         Tax-Free Money Market Fund                  Investor         07/31/1984

         Limited-Term Tax-Free Fund                  Investor         03/01/1993

         Tax-Free Bond Fund                          Investor         07/31/1984
         (formerly Intermediate-Term Tax-Free Fund)

         Long-Term Tax-Free Fund                     Investor         07/31/1984

         High-Yield Municipal Fund                   Investor         12/15/1997
                                                     C                05/01/2001

         Florida Municipal Money Market Fund         Investor         04/11/1994

         Florida Municipal Bond Fund                 Investor         04/11/1994
         (formerly Florida Intermediate-Term Municipal Fund)

         Arizona Municipal Bond Fund                 Investor          04/11/1994
         (formerly Arizona Intermediate-Term Municipal Fund)

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.